Exhibit 99.1

Recon Technology, Ltd. Reports Fiscal Year 2015 Financial Results

BEIJING, Sept. 25, 2015 /PRNewswire/ — Recon Technology, Ltd. (NASDAQ: RCON), ("Recon" or the "Company"), a leading independent oilfield services provider operating primarily in China, today reported its financial results for the fiscal year 2015, which ended June 30, 2015.

FY2015 Financial Highlights:

•	Total revenues for FY2015 were RMB51.5 million ($8.5 million), a decrease of 44.9% from FY2014.
•	Gross profit for FY2015 was RMB10.1million ($1.7 million), a decrease of 68.8% from FY2014. Gross margin was 19.6% for FY2015 compared to 34.7% for FY2014.
•	Operating loss was RMB35.5 million ($5.8 million) for FY2015, compared to operating income of RMB2.8 million for FY2014.
•	Net loss attributable to Recon for FY2015 was RMB31.5 million ($5.2 million), or RMB6.45 ($1.06) per diluted share, compared to net income attributable to Recon of RMB0.8 million, or RMB0.18 per diluted share, for FY2014.
•	Adjusted EBITDA (non-GAAP) was negative RMB10.8 million ($1.8 million) for FY2015, compared to positive RMB8.8 million for FY2014.
•	Adjusted net loss attributable to Recon was RMB9.9 million ($1.6 million), or RMB2.03 ($0.33) per diluted shares, for FY2015, compared to adjusted net income attributable to Recon of RMB5.1 million, or RMB1.17 per diluted share, for FY2014.

Mr. Shenping Yin, Chairman and CEO of Recon stated, "The past twelve months have been difficult for us as our major customers cut their capital budgets, canceled or delayed new projects in light of slowing domestic production for oil and gas and plunges in oil and gas prices. As a result, we faced continued challenges throughout the fiscal year of 2015 and saw declines in overall revenues for the first time in the Company history. While the oil and gas industry is likely to continue to face multifaceted challenges in the near term, we firmly believe that we are well prepared to withstand the storm and to capitalize on an eventual recovery of the oil and gas industry."

FY2015 Financial Results

Revenues

	For the Twelve Months Ended June 30,
	2014		2015		2015		%
(thousands)	RMB		RMB		USD		Change
Revenues	RMB	93,447	RMB	51,513	RMB	8,460	-44.9%
Hardware and software		86,229		48,981		8,044	-43.2%
Service		478		104		17	-78.3%
Hardware and software - related parties		6,740		2,428		399	-64.0%
Gross margin		34.7%		19.6%		NM	-15.1%
Operating (loss) margin		3.0%		-68.9%		-68.9%	NM
Net income (loss) attributable to RCON		807		(31,456)		(5,166)	NM
Diluted earnings (loss) per share		0.18		(6.45)		(1.06)	NM

For the twelve months ended June 30, 2015, total revenues decreased by RMB41.9 million, or 44.9%, to RMB51.5 million ($8.5 million) from RMB93.4 million for the same period of last fiscal year as a result of weakness across all of our businesses, particularly during the first half of fiscal year 2015. Revenues from non-related party hardware and software sales decreased by RMB37.2 million, or 43.2%, to RMB49.0 million ($8.0 million) for the twelve months ended June 30, 2015, compared to RMB86.2 million for the same period of last fiscal year. Revenues from related-party hardware and software sales decreased by RMB4.3 million, or 64.0%, to RMB2.4 million ($0.4 million) for the twelve months ended June 30, 2015, compared to RMB6.7 million for the same period of last fiscal year. Revenues from service decreased by RMB0.4 million, or 78.3%, to RMB0.1 million ($0.02 million) for the twelve months ended June 30, 2015, compared to RMB0.5 million for the same period of last fiscal year.

Gross profit and gross margin

Gross profit decreased by RMB22.3million, or 68.8%, to RMB10.1 million ($1.7 million) for the twelve months ended June 30, 2015 from RMB32.4 million for the same period of last fiscal year. Overall gross margin was 19.6% for the twelve months ended June 30, 2015, compared to 34.7% for the same period of last fiscal year.

Operating income (loss) and operating (loss) margin

Selling and distribution expenses increased by RMB6.0 million, or 113.7%, to RMB11.3 million ($1.9 million) for the twelve months ended June 30, 2015 from RMB5.3 million for the same period of last fiscal year. General and administrative expenses increased by RMB13.9 million, or 86.1%, to RMB30.1 million ($5.0 million) for the twelve months ended June 30, 2015 from RMB16.2 million for the same period of last fiscal year. Research and development expenses decreased by RMB3.9 million, or 48.5%, to RMB4.2 million ($0.7 million) for the twelve months ended June 30, 2015 from RMB8.1 million for the same period of last fiscal year. Total operating expenses increased by RMB16.0 million, or 54.2%, to RMB45.6 million ($7.5 million) for the twelve months ended June 30, 2015 from RMB29.6 million for the same period of last fiscal year.

Operating loss was RMB35.5 million ($5.8million) for the twelve months ended June 30, 2015, compared to operating income of RMB2.8 million for the same period of last fiscal year. Operating loss margin was 68.9% for the twelve months ended June 30, 2015, compared to operating margin of 3.0% for the same period of last fiscal year.

Net income (loss)

Net loss for the twelve months ended June 30, 2015 was RMB31.5 million ($5.2 million), compared to net income of RMB1.8 million for the same period of last fiscal year. After deduction of non-controlling interest, net loss for our shareholders was RMB31.5 million ($5.2 million), or RMB6.45 ($1.06) per diluted share, for the twelve months ended June 30, 2015, compared to net income attributable to our shareholders of RMB0.8 million, or RMB0.18 per diluted share, for the same period of last fiscal year.

Non-GAAP Measures

	For the Twelve Months Ended June 30,
	2014		2015		2015
(thousands)	RMB		RMB		USD
Net income (loss)	RMB	1,828	RMB	(31,456)	$(5,166)
Provision for income taxes		961		(2,552)	(419)
Interest expenses and foreign currency adjustment		1,141		1,130	186
Change in fair value of warrants liability		(61)		(4,034)	(663)
Write down of accounts receivable		-		10,684	1,755
Provision for slow moving inventories		-		7,701	1,265
Loss from investment		1,535		-	-
Restricted shares issued for consulting services		408		1,585	260
Loss from warrants redemption		-		2,496	410
Stock compensation expense		2,429		3,123	513
Depreciation and amortization		596		526	86
Adjusted EBITDA		8,837		(10,797)	(1,773)

Net income (loss) attributable to RCON		807		(31,456)	(5,166)
Change in fair value of warrants liability		(61)		(4,034)	(663)
Loss from investment		1,535		-	-
Restricted shares issued for consulting services		408		1,585	260
Write down of accounts receivable		-		10,684	1,755
Provision for slow moving inventories		-		7,701	1,265
Loss from warrants redemption		-		2,496	410
Stock compensation expense		2,429		3,123	513
Adjusted net income (loss) attributalbe to RCON		5,118		(9,901)	(1,626)
Adjusted earnings per diluted share		1.17		(2.03)	(0.33)

Adjusted EBITDA (non-GAAP), which we define as net income (loss) adjusted for income tax expense, interest expense, one-time write down expenses, provision for slow moving inventories, loss from investment, non-cash stock compensation expense, depreciation and amortization, was negative RMB10.8 million ($1.8 million) for the twelve months ended June 30, 2015, compared to RMB8.8 million for the same period of last fiscal year. Adjusted net loss attributable to our shareholders was RMB9.9 million ($1.6 million), or RMB2.03 ($0.33) per diluted shares, for the twelve months ended June 30, 2015, compared to adjusted net income attributable to our shareholders of RMB5.1 million, or RMB1.16 per diluted share, for the same period of last fiscal year.

Financial Position

As of June 30, 2015, the Company had cash and cash equivalents of RMB12.3 million ($2.0 million), short-term bank loans of RMB7.0 million ($1.1 million), and short-term borrowings from related parties of RMB16.9 million ($2.8 million), compared to RMB18.1 million, RMB10.0 million, and RMB5.2 million, respectively, at June 30, 2014. Working capital as of June 30, 2015 was RMB72.4 million ($11.9 million) as compared to RMB83.1 million at June 30, 2014. Net cash used in operating activities was RMB15.1 million ($2.5 million) for the twelve months ended June 30, 2015, compared to RMB8.0 million for the same period of last fiscal year. Net cash used in investing activities was RMB1.7 million ($0.3 million) for the twelve months ended June 30, 2015, compared to RMB0.3 million for the same period of last fiscal year. Net cash provided by financing activities was RMB11.1 million ($1.8 million) for the twelve months ended June 30, 2015, compared to RMB14.0 million for the same period of last fiscal year. During the fiscal year twelve-month period, we repaid RMB3.0 million ($0.5 million) in short term bank loans and received RMB11.7 million ($1.9 million) net proceeds from a related party. In June 2015, we had stock offerings to issue 297,197 shares of common stocks through an at-the-market offering, and received net proceeds of RMB2.3 million ($0.4 million).

Recent Development

On August 6, 2015, the Company announced that it will set up a scientific research and training base (the "Workstation") in collaboration with the College of Information Science & Technology of Nanjing Agricultural University ("CIST-NAU"). With current enrollment of over 26,400 full-time students, including over 9,400 full-time master's and doctoral students, NAU is a premier university under the administration of Ministry of Education. Often ranked among the nation's top 100 universities, NAU is a national key university with both Project 211 and Project 985 designations.

On July 29, 2015, the Company entered into a memorandum of understanding (the "MOU") with Qinghai Huayou Downhole Technologies Co., Ltd. ("QHHY"), a PRC corporation and oilfield service provider in Qinghai province, to acquire 100% stake in QHHY with a combination of cash and the Company stock (the "Transaction"). The terms and conditions of a definitive agreement are currently being negotiated between the two parties. Further details will be disclosed upon completion of the definitive agreement.

On June 17, 2015, the Company announced that Wednesday, June 3, 2015's issue of the Wall Street Journal included an article entitled, "Six Faces in the Race to Pump More Oil" (the "Article"). Mr. Shenping Yin, Chairman and Chief Executive Officer of Recon, was among the "Six Faces" featured in the Article. The Article can be found at: http://graphics.wsj.com/global-oil-men.

On June 10, 2015, the Company announced that it had received Contractor (Subcontractor) Qualification (the "Qualification") from Jianghan Oilfield Construction Engineering Company ("JOCEC"), a subsidiary of China Petroleum & Chemical Corporation (NYSE: SNP) ("Sinopec"). The Qualification, which is valid for one year from June 4, 2015 and extendable on a yearly basis thereafter, qualifies Recon as a general contractor (subcontractor) to participate in certain construction and engineering projects at JOCEC ranging from the expansion and renovation of existing facilities to the construction of new facilities. In connection with the Qualification, the Company also announced that it has secured a contract with JOCEC worth approximately RMB550,000.

About Recon

Recon Technology, Ltd. is China's first independent oil and gas field service company listed on NASDAQ (RCON). Working closely with leading global partners, Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities, improving safety and lowering production costs. For additional information, please visit www.recon.cn.

Cautionary Statements

Statements made in this release with respect to Recon's current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Recon. Forward-looking statements include, but are not limited to, those statements using words such as "believe," "expect," "plans," "strategy," "prospects," "forecast," "estimate," "project," "anticipate," "aim," "intend," "seek," "may," "might," "could" or "should," and words of similar meaning in connection with a discussion of future operations, financial performance, events or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management's assumptions, judgments and beliefs in light of the information currently available to it. Recon cautions investors that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, including but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. Therefore investors should not place undue reliance on such forward-looking statements. Actual results may differ significantly from those set forth in the forward-looking statements.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Recon Technology, Ltd.

Ivy Xia

Tel: +86-10-8494-5799

Email: info@recon.cn

Weitian Investor Relations

Tina Xiao

Tel: +1-917-609-0333

Email: tina.xiao@weitian-ir.com

RECON TECHNOLOGY, LTD

CONSOLIDATED BALANCE SHEETS

	As of June 30,		As of June 30,		As of June 30,
	2014		2015		2015
	RMB		RMB		U.S. Dollars
ASSETS
Current assets
Cash and cash equivalents	RMB	18,094,586	RMB	12,344,929	$2,027,481
Notes receivable		-		4,205,530	690,699
Trade accounts receivable, net		43,553,737		52,186,397	8,570,884
Trade accounts receivable- related parties, net		7,479,298		4,769,800	783,373
Inventories, net		14,336,602		10,845,007	1,781,140
Other receivables, net		18,293,043		18,064,568	2,966,852
Other receivables- related parties		1,414,433		91,021	14,949
Purchase advances, net		25,759,065		18,622,538	3,058,490
Purchase advances- related parties		394,034		394,034	64,715
Prepaid expenses		2,634,664		826,314	135,711
Prepaid expenses - related parties		230,000		420,000	68,979
Deferred tax asset		1,209,961		1,742,098	286,115
Total current assets		133,399,423		124,512,236	20,449,388

Property and equipment, net		1,321,538		2,666,953	438,010
Long-term trade accounts receivable, net				4,440,665	729,317
Long-term trade accounts receivable - related parties, net		14,456,317		-	-
Long-term other receivable		5,353,104		2,729,033	448,205
Total Assets	RMB	154,530,382	RMB	134,348,887	$22,064,920

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	RMB	10,000,000	RMB	7,000,000	$1,149,652
Trade accounts payable		11,413,505		13,627,088	2,238,058
Trade accounts payable- related parties		-		3,528,705	579,540
Other payables		1,765,079		2,103,057	345,398
Other payable- related parties		3,306,024		4,309,702	707,808
Deferred revenue		4,419,824		2,285,529	375,366
Advances from customers		801,385		529,700	86,996
Accrued payroll and employees' welfare		417,624		246,789	40,532
Accrued expenses		203,051		199,166	32,715
Taxes payable		7,589,846		1,153,216	189,400
Short-term borrowings - related parties		5,207,728		16,916,905	2,778,364
Deferred tax liability		180,186		180,186	29,593
Warrants liability		5,021,621		-	-
Total current liabilities		50,325,873		52,080,043	8,553,422

Equity
Common stock, ($ 0.0185 U.S. dollar par value, 25,000,000 and 100,000,000 shares authorized as of June 30, 2014 and 2015 respectively; 4,717,336 and 5,427,946 shares issued and outstanding as of June 30, 2014 and June 30, 2015, respectively)		616,865		697,217	114,508
Additional paid-in capital		83,061,058		92,541,687	15,198,674
Appropriated retained earnings		4,148,929		4,148,929	681,403
Unappropriated retained earnings		8,431,453		(23,024,935)	(3,781,526)
Accumulated other comprehensive loss		(279,275)		(317,551)	(52,155)
Total shareholders' equity		95,979,030		74,045,347	12,160,904
Non-controlling interest		8,225,479		8,223,497	1,350,594
Total equity		104,204,509		82,268,844	13,511,498
Total Liabilities and Equity	RMB	154,530,382	RMB	134,348,887	$22,064,920

The accompanying notes are an integral part of these consolidated financial statements

RECON TECHNOLOGY, LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended
	June 30,
	2014		2015		2015
	RMB		RMB		USD
Revenues
Hardware and software	RMB	86,229,283	RMB	48,980,953	$8,044,435
Service		477,778		103,774	17,043
Hardware and software - related parties		6,740,047		2,428,173	398,793
Total revenues		93,447,108		51,512,900	8,460,271

Cost of revenues
Hardware and software	RMB	57,333,670	RMB	33,672,729	$5,530,273
Service		77,107		-	0
Hardware and software - related parties		3,619,470		27,161	4,461
Provision for slow moving inventories		-		7,700,837	1,264,755
Total cost of revenues		61,030,247		41,400,727	6,799,489
Gross profit		32,416,861		10,112,173	1,660,782

Selling and distribution expenses		5,293,343		11,312,452	1,857,912
General and administrative expenses		16,198,947		30,147,141	4,951,245
Research and development expenses		8,094,333		4,168,813	684,669
Operating expenses		29,586,623		45,628,406	7,493,826

		2,830,238		(35,516,233)	(5,833,044)

Other income (expenses)
Subsidy income		1,250,509		781,457	128,343
Interest income		384,182		293,499	48,203
Interest expense		(952,574)		(1,110,451)	(182,376)
Loss from investment		(1,535,250)		-	-
Change in fair value of warrants liability		60,647		4,034,272	662,573
Loss from foreign currency exchange		(188,495)		(19,190)	(3,152)
Loss from warrants redemption		-		(2,496,375)	(409,995)
Other expense		939,699		24,558	4,033

Income (loss) before income tax		2,788,956		(34,008,463)	(5,585,415)
Provision (benefit) for income tax		961,136		(2,552,075)	(419,143)
Net Income (loss)		1,827,820		(31,456,388)	(5,166,272)

Less: Net income attributable to non-controlling interest		1,020,632		-	-
Net Income (loss) attributable to Recon Technology, Ltd	RMB	807,188	RMB	(31,456,388)	$(5,166,272)

Comprehensive income (loss)
Net income (loss)		1,827,820		(31,456,388)	(5,166,272)
Foreign currency translation adjustment		17,783		(38,276)	(6,286)
Comprehensive income (loss)		1,845,603		(31,494,664)	(5,172,558)
Less: Comprehensive income attributable to non-controlling interest		1,022,410		(1,982)	(326)
Comprehensive income (loss) attributable to Recon Technology, Ltd	RMB	823,193	RMB	(31,492,682)	$(5,172,232)

Earnings (loss) per common share - basic	RMB	0.19	RMB	(6.45)	$(1.06)
Earnings (loss) per common share - diluted	RMB	0.18	RMB	(6.45)	$(1.06)
Weighted - average shares -basic		4,303,955		4,876,504	4,876,504
Weighted - average shares - diluted		4,368,162		4,876,504	4,876,504
The accompanying notes are an integral part of these consolidated financial statements

RECON TECHNOLOGY, LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	2014		2015		2015
	RMB		RMB		U.S. Dollars
Cash flows from operating activities:
Net income (loss)	RMB	1,827,820	RMB	(31,456,388)	$(5,166,272)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation		595,647		526,046	86,396
Loss (Gain) from disposal of equipment		128,902		(193,657)	(31,805)
Provision for doubtful accounts		1,518,778		3,252,868	534,238
Provision for slow moving inventories		-		7,700,836	1,264,754
Share based compensation		2,429,028		3,123,417	512,977
Loss from investment		1,535,250		-	-
Deferred tax benefit (provision)		(23,054)		(532,136)	(87,396)
Change in fair value of warrants liability		(60,647)		(4,034,272)	(662,573)
Restricted shares issued for services		407,593		1,585,462	260,390
Loss from warrants redemption		-		2,496,375	409,995
Income tax benefit		-		(2,111,281)	(346,748)
Changes in operating assets and liabilities:
Trade accounts receivable		(5,291,233)		(3,245,218)	(532,982)
Trade accounts receivable-related parties		(3,819,299)		4,315,755	708,803
Inventories		(1,065,532)		(4,209,241)	(691,309)
Notes receivable		2,578,855		(4,205,530)	(690,699)
Other receivable, net		(981,099)		2,481,328	407,522
Other receivables related parties, net		(671,905)		1,323,412	217,352
Purchase advance, net		(6,879,156)		3,271,935	537,369
Tax recoverable		575,650		-	-
Prepaid expense		(146,708)		1,808,350	296,996
Prepaid expense - related party, net		136,000		(190,000)	(31,205)
Trade accounts payable		4,029,340		2,213,583	363,550
Trade accounts payable-related parties		(3,994,718)		3,528,705	579,540
Other payables		(199,612)		337,978	55,508
Other payables-related parties		(933,651)		1,003,678	164,840
Deferred income		1,038,442		(2,134,295)	(350,528)
Advances from customers		330,685		(271,685)	(44,620)
Accrued payroll and employees' welfare		(1,575,159)		(170,835)	(28,057)
Accrued expenses		(285,679)		5,291	869
Taxes payable		835,418		(1,322,818)	(217,254)
Net cash used in operating activities		(7,960,044)		(15,102,337)	(2,480,349)

Cash flows from investing activities:
Purchase of property and equipment		(477,957)		(2,078,204)	(341,316)
Proceeds from disposal of equipment		141,716		400,400	65,760
Net cash used in investing activities		(336,241)		(1,677,804)	(275,556)

Cash flows from financing activities:
Proceeds from short-term bank loans		23,500,000		7,000,000	1,149,652
Repayments of short-term bank loans		(23,500,000)		(10,000,000)	(1,642,360)
Proceeds from short-term borrowings-related parties		5,007,728		18,250,000	2,997,307
Repayment of short-term borrowings		(570,375)		-	-
Repayment of short-term borrowings-related parties		(5,303,279)		(6,550,000)	(1,075,746)
Proceeds from sale of common stock, net of issuance costs		12,132,882		2,392,027	392,857
Proceeds from stock options exercised		2,704,909		-	-
Net cash provided by financing activities		13,971,865		11,092,027	1,821,710

Effect of exchange rate fluctuation on cash and cash equivalents		68,614		(61,543)	(10,106)

Net decrease in cash and cash equivalents		5,744,194		(5,749,657)	(944,301)
Cash and cash equivalents at beginning of year		12,350,392		18,094,586	2,971,782
Cash and cash equivalents at end of year	RMB	18,094,586	RMB	12,344,929	$2,027,481

Supplemental cash flow information
Cash paid during the period for interest	RMB	939,416	RMB	1,060,529	$174,177
Cash paid during the period for taxes	RMB	704,982	RMB	881,794	$144,822

Non-cash investing and financing activities
Issuance of common stock to prepay professional services	RMB	1,002,721	RMB	-	$-
Issuance of common stock to redeem warrants	RMB	-	RMB	3,462,438	$568,657

The accompanying notes are an integral part of these consolidated financial statements